Exhibit 99.1

CVR Energy Reports Second Quarter 2024 Results

•Second quarter net income attributable to CVR Energy stockholders of $21 million; EBITDA of $103 million; adjusted EBITDA of $87 million
•Second quarter earnings per diluted share of 21 cents and adjusted earnings per diluted share of 9 cents
•Announced cash dividend of 50 cents per share
•CVR Partners announced a cash distribution of $1.90 per common unit

SUGAR LAND, Texas (July 29, 2024) – CVR Energy, Inc. (NYSE: CVI, “CVR Energy” or the “Company”) today announced net income attributable to CVR Energy stockholders of $21 million, or 21 cents per diluted share, and EBITDA of $103 million for the second quarter of 2024, compared to net income attributable to CVR Energy stockholders of $130 million, or $1.29 per diluted share, and EBITDA of $300 million for the second quarter of 2023. Excluding the adjustments shown in the corresponding earnings release tables, adjusted earnings per diluted share for the second quarter of 2024 was 9 cents and adjusted EBITDA was $87 million, compared to adjusted earnings per diluted share of $1.64 and adjusted EBITDA of $347 million in the second quarter of 2023.

“CVR Energy’s 2024 second quarter earnings results were attributable to lower refining margins due to a decrease in the Group 3 2-1-1 crack spread and reduced throughputs related to a fire at the Wynnewood refinery that occurred during severe weather,” said Dave Lamp, CVR Energy’s Chief Executive Officer. “CVR Energy was pleased to announce a second quarter 2024 cash dividend of 50 cents per share.

“CVR Partners achieved solid operating results for the second quarter of 2024 driven by a combined ammonia production rate of 102 percent,” Lamp said. “CVR Partners was pleased to declare a second quarter 2024 cash distribution of $1.90 per common unit.”

Petroleum

The Petroleum Segment reported second quarter 2024 net income of $18 million and EBITDA of $56 million, compared to net income of $194 million and EBITDA of $220 million for the second quarter of 2023. Adjusted EBITDA for the Petroleum Segment was $37 million for the second quarter of 2024, compared to $258 million for the second quarter of 2023.

Combined total throughput for the second quarter of 2024 was approximately 186,000 barrels per day (bpd) compared to approximately 201,000 bpd of combined total throughput for the second quarter of 2023.

Refining margin for the second quarter of 2024 was $185 million, or $10.94 per total throughput barrel, compared to $333 million, or $18.21 per total throughput barrel, during the same period in 2023. Included in our second quarter 2024 refining margin were favorable derivative impacts of $17 million from unrealized gains on open crack spread swap positions and favorable inventory valuation impacts of $2 million. Excluding these items, adjusted refining margin for the second quarter of 2024 was $9.81 per barrel, compared to an adjusted refining margin per barrel of $20.27 for the second quarter of 2023. The decrease in adjusted refining margin per barrel was primarily due to a decrease in the Group 3 2-1-1 crack spread.

Nitrogen Fertilizer

The Nitrogen Fertilizer Segment reported net income of $26 million and EBITDA of $54 million on net sales of $133 million for the second quarter of 2024, compared to net income of $60 million and EBITDA of $87 million on net sales of $183 million for the second quarter of 2023.

Production at the CVR Partners, LP’s (“CVR Partners”) fertilizer facilities remained consistent compared to the second quarter of 2023, producing a combined 221,000 tons of ammonia during the second quarter of 2024, of which 69,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 337,000 tons of urea ammonia nitrate (“UAN”). During the second quarter 2023, the fertilizer facilities produced a combined 219,000 tons of ammonia, of which 70,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 339,000 tons of UAN.

For the second quarter 2024, average realized gate prices for UAN showed a reduction compared to the prior year, down 15 percent to $268 per ton, and ammonia was down 26 percent over the prior year to $520 per ton. Average realized gate prices for UAN and ammonia were $316 and $707 per ton, respectively, for the second quarter of 2023.

Corporate and Other

The Company reported an income tax benefit of $26 million, or (219.7) percent of income before income taxes, for the three months ended June 30, 2024, compared to an income tax expense of $44 million, or 20.9 percent of income before income taxes, for the three months ended June 30, 2023. The decrease in income tax expense was primarily due to a decrease in overall pretax earnings, while the change in the effective tax rate was primarily due to changes in pretax earnings attributable to noncontrolling interest and the impact of federal and state tax credits and incentives in relation to overall pretax earnings.

The renewable diesel unit at the Wynnewood refinery had total vegetable oil throughputs for the second quarter of 2024 of approximately 11.7 million gallons, down from 17.8 million gallons in the second quarter of 2023. The decrease was primarily due to the turnaround at the Wynnewood refinery and a catalyst change at the renewable diesel unit during the spring of 2024, in addition to downtime due to a fire at the Wynnewood refinery in April 2024.

Cash, Debt and Dividend

Consolidated cash and cash equivalents were $586 million at June 30, 2024, an increase of $5 million from December 31, 2023. Consolidated total debt and finance lease obligations were $1.6 billion at June 30, 2024, including $548 million held by the Nitrogen Fertilizer Segment.

CVR Energy announced a second quarter 2024 cash dividend of 50 cents per share. The quarterly dividend, as declared by CVR Energy’s Board of Directors, will be paid on August 19, 2024, to stockholders of record as of August 12, 2024.

Today, CVR Partners announced that the Board of Directors of its general partner declared a second quarter 2024 cash distribution of $1.90 per common unit, which will be paid on August 19, 2024, to common unitholders of record as of August 12, 2024.

Second Quarter 2024 Earnings Conference Call

CVR Energy previously announced that it will host its second quarter 2024 Earnings Conference Call on Tuesday, July 30, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.

The second quarter 2024 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/dt2waput. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13747772.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: continued safe and reliable operations; drivers of our results; income, sales, and earnings per share; EBITDA and Adjusted EBITDA; renewable identification numbers (“RINs”) expense; asset utilization, capture, production volume, product yield and crude oil gathering rates; cash flow generation; production; operating income and net sales; throughput, including the impact of turnarounds or fires thereon; refining margin, including contributors thereto; impact of costs to comply with the RFS and revaluation of our RFS liability; crude oil and refined product pricing impacts on inventory valuation; dividend yield; derivative gains and losses and the drivers thereof; crack spreads, including the drivers thereof; demand trends; RIN generation levels; ethanol and biodiesel blending activities; inventory levels; benefits of our corporate transformation to segregate our renewables business; access to capital and new partnerships; RIN pricing, including its impact on performance and the Company’s ability to offset the impact thereof; disruptions to operations, including impacts on results; carbon capture and decarbonization initiatives; ammonia and UAN pricing; global fertilizer industry conditions; grain prices; crop inventory levels; crop and planting levels; demand for refined products; economic downturns and demand destruction; production rates; production levels and utilization at our nitrogen fertilizer facilities; nitrogen fertilizer sales volumes, including factors driving same; ability to and levels to which we upgrade ammonia to other fertilizer products, including UAN; income tax expense, including the drivers thereof; changes to pretax earnings and our effective tax rate; the availability of tax credits and incentives; production rates and operations capabilities of our renewable diesel unit, including the ability to return to hydrocarbon service; renewable feedstock throughput; purchases under share or unit repurchase programs (if any), or the termination thereof; reduction of outstanding debt, including through the redemption of outstanding notes; cash and cash equivalent levels; dividends and distributions, including the timing, payment and amount (if any) thereof; direct operating expenses, capital expenditures, depreciation and amortization and turnaround expense; cash reserves; timing of turnarounds; impacts of any pandemic; labor supply shortages, difficulties, disputes or strikes, including the impact thereof; the April 2024 fire at the Wynnewood Refinery including the impact thereof on our operations, financial position or otherwise; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) the health and economic effects of any pandemic, demand for fossil fuels and price volatility of crude oil, other feedstocks and refined products; the ability of Company to pay cash dividends and of CVR Partners to make cash distributions; potential operating hazards, including the impacts of fires at our facilities; costs of compliance with existing or new laws and regulations and potential liabilities arising therefrom; impacts of the planting season on CVR Partners; our controlling shareholder’s intention regarding ownership of our common stock and potential strategic transactions involving us or CVR Partners; general economic and business conditions; political disturbances, geopolitical instability and tensions; impacts of plant outages and weather conditions and events; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the renewables, petroleum refining and marketing business as well as in the nitrogen fertilizer manufacturing business through its interest in CVR Partners. CVR Energy subsidiaries serve as the general partner and own 37 percent of the common units of CVR Partners.

Investors and others should note that CVR Energy may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of its website. CVR Energy may use these channels to distribute material information about the Company and to communicate important information about the Company, corporate initiatives and other matters. Information that CVR Energy posts on its website could be deemed material; therefore, CVR Energy encourages investors, the media, its customers, business partners and others interested in the Company to review the information posted on its website.

For further information, please contact:

Investor Relations
Richard Roberts
CVR Energy, Inc.
(281) 207-3205
InvestorRelations@CVREnergy.com

Media Relations
Brandee Stephens
CVR Energy, Inc.
(281) 207-3516
MediaRelations@CVREnergy.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

As a result of continuing volatile market conditions and the impacts certain non-cash items may have on the evaluation of our operations and results, the Company began disclosing the Adjusted Refining Margin non-GAAP measure, as defined below, in the second quarter of 2024. We believe the presentation of this non-GAAP measure is meaningful to compare our operating results between periods and better aligns with our peer companies. All prior periods presented have been conformed to the definition below.

The following are non-GAAP measures we present for the periods ended June 30, 2024 and 2023:

EBITDA - Consolidated net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Petroleum EBITDA and Nitrogen Fertilizer EBITDA - Segment net income (loss) before segment (i) interest expense, net, (ii) income tax expense (benefit), and (iii) depreciation and amortization.

Refining Margin - The difference between our Petroleum Segment net sales and cost of materials and other.

Adjusted Refining Margin - Refining Margin adjusted for certain significant noncash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.

Refining Margin and Adjusted Refining Margin, per Throughput Barrel - Refining Margin and Adjusted Refining Margin divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period.

Direct Operating Expenses per Throughput Barrel - Direct operating expenses for our Petroleum Segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period.

Adjusted EBITDA, Petroleum Adjusted EBITDA and Nitrogen Fertilizer Adjusted EBITDA - EBITDA, Petroleum EBITDA and Nitrogen Fertilizer EBITDA adjusted for certain significant noncash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.

Adjusted Earnings (Loss) per Share - Earnings (loss) per share adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.

Free Cash Flow - Net cash provided by (used in) operating activities less capital expenditures and capitalized turnaround expenditures.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly traded companies in the refining and fertilizer industries, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

Factors Affecting Comparability of Our Financial Results

Petroleum Segment

Our results of operations for the periods presented may not be comparable with prior periods or to our results of operations in the future due to capitalized expenditures as part of planned turnarounds. Total capitalized expenditures were $3 million and $11 million during the three months ended June 30, 2024 and 2023, respectively, and $42 million and $51 million during the six months ended June 30, 2024 and 2023, respectively. The next planned turnaround is currently scheduled to take place in 2025 at the Coffeyville refinery.

CVR Energy, Inc.
(all information in this release is unaudited)

Consolidated Statement of Operations Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2024	2023	2024	2023
Net sales	$1,967	$2,236	$3,829	$4,523
Operating costs and expenses:
Cost of materials and other	1,667	1,743	3,130	3,423
Direct operating expenses (exclusive of depreciation and amortization)	173	165	337	334
Depreciation and amortization	70	71	145	137
Cost of sales	1,910	1,979	3,612	3,894
Selling, general and administrative expenses (exclusive of depreciation and amortization)	28	32	63	71
Depreciation and amortization	2	1	4	4
Loss on asset disposal	—	—	1	—
Operating income	27	224	149	554
Other (expense) income:
Interest expense, net	(19)	(16)	(39)	(32)
Other income, net	4	4	8	6
Income before income tax expense	12	212	118	528
Income tax (benefit) expense	(26)	44	(10)	101
Net income	38	168	128	427
Less: Net income attributable to noncontrolling interest	17	38	25	102
Net income attributable to CVR Energy stockholders	$21	$130	$103	$325

Basic and diluted earnings per share	$0.21	$1.29	$1.02	$3.23
Dividends declared per share	$0.50	$0.50	$1.00	$1.00

Adjusted earnings per share	$0.09	$1.64	$0.12	$3.08
EBITDA*	$103	$300	$306	$701
Adjusted EBITDA *	$87	$347	$186	$680

Weighted-average common shares outstanding - basic and diluted	100.5	100.5	100.5	100.5

*See “Non-GAAP Reconciliations” section below.

Selected Balance Sheet Data

(in millions)	June 30, 2024	December 31, 2023
Cash and cash equivalents	$586	$581
Working capital	470	497
Total assets	4,003	4,707
Total debt and finance lease obligations, including current portion	1,584	2,185
Total liabilities	2,962	3,669
Total CVR stockholders’ equity	849	847

Selected Cash Flow Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Net cash (used in) provided by:
Operating activities	$81	$367	$258	$614
Investing activities	(74)	(96)	(129)	(130)
Financing activities	(65)	(121)	(729)	(243)
Net (decrease) increase in cash, cash equivalents, and restricted cash	$(58)	$150	$(600)	$241

Free cash flow*	$7	$271	$128	$484

* See “Non-GAAP Reconciliations” section below.

Selected Segment Data

	Three Months Ended June 30,
	2024			2023
(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated	Petroleum	Nitrogen Fertilizer	Consolidated
Net sales	$1,795	$133	$1,967	$2,000	$183	$2,236
Operating income	10	34	27	171	67	224
Net income	18	26	38	194	60	168
EBITDA*	56	54	103	220	87	300

Capital expenditures (1)
Maintenance capital expenditures	$22	$4	$27	$20	$5	$27
Growth capital expenditures	11	1	14	2	1	21
Total capital expenditures	$33	$5	$41	$22	$6	$48

	Six Months Ended June 30,
	2024			2023
(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated	Petroleum	Nitrogen Fertilizer	Consolidated
Net sales	$3,517	$261	$3,829	$3,993	$409	$4,523
Operating income	128	54	149	408	176	554
Net income	145	39	128	453	162	427
EBITDA*	227	93	306	505	211	701

Capital expenditures (1)
Maintenance capital expenditures	$44	$9	$57	$50	$9	$62
Growth capital expenditures	25	1	35	3	1	35
Total capital expenditures	$69	$10	$92	$53	$10	$97

* See “Non-GAAP Reconciliations” section below.
(1)Capital expenditures are shown exclusive of capitalized turnaround expenditures.

Selected Balance Sheet Data

	June 30, 2024			December 31, 2023
(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated	Petroleum	Nitrogen Fertilizer	Consolidated
Cash and cash equivalents	$396	$48	$586	$375	$45	$581
Total assets	2,944	960	4,003	2,978	975	4,707
Total debt and finance lease obligations, including current portion (1)	41	548	1,584	44	547	2,185

(1)Corporate total debt and finance lease obligations, including current portion consisted of $995 million and $1,594 million at June 30, 2024 and December 31, 2023, respectively.

Petroleum Segment

Key Operating Metrics per Total Throughput Barrel

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Refining margin *	$10.94	$18.21	$13.68	$20.68
Adjusted refining margin *	9.81	20.27	10.15	19.64
Direct operating expenses *	6.94	5.46	6.34	5.68

*See “Non-GAAP Reconciliations” section below.

Refining Throughput and Production Data by Refinery

Throughput Data	Three Months Ended June 30,		Six Months Ended June 30,
(in bpd)	2024	2023	2024	2023
Coffeyville
Gathered crude	86,851	73,547	74,628	59,527
Other domestic	28,625	41,721	37,275	46,572
Canadian	9,518	84	9,525	2,091
Condensate	5,079	6,598	6,390	7,879
Other crude oil	551	—	275	—
Other feedstocks and blendstocks	10,773	12,124	11,671	12,678
Wynnewood
Gathered crude	34,190	51,142	38,624	50,485
Other domestic	2,421	1,002	1,210	2,471
Condensate	5,965	11,992	8,114	13,950
Other feedstocks and blendstocks	2,235	2,865	3,287	3,144
Total throughput	186,208	201,075	190,999	198,797

Production Data	Three Months Ended June 30,		Six Months Ended June 30,
(in bpd)	2024	2023	2024	2023
Coffeyville
Gasoline	71,515	68,008	72,119	66,258
Distillate	57,710	57,996	56,858	54,100
Other liquid products	7,015	3,816	5,784	4,461
Solids	4,990	3,916	4,985	3,632
Wynnewood
Gasoline	25,672	36,017	28,828	37,991
Distillate	16,053	23,604	17,610	24,424
Other liquid products	2,349	6,714	3,956	6,499
Solids	6	10	6	10
Total production	185,310	200,081	190,146	197,375

Light product yield (as % of crude throughput) (1)	98.7%	99.8%	99.6%	99.9%
Liquid volume yield (as % of total throughput) (2)	96.8%	97.6%	96.9%	97.5%
Distillate yield (as % of crude throughput) (3)	42.6%	43.9%	42.3%	42.9%

(1)Total Gasoline and Distillate divided by total Gathered crude, Other domestic, Canadian, and Condensate throughput (collectively, “Total Crude Throughput”).
(2)Total Gasoline, Distillate, and Other liquid products divided by total throughput.
(3)Total Distillate divided by Total Crude Throughput.

Key Market Indicators

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
West Texas Intermediate (WTI) NYMEX	$80.63	$73.51	$78.81	$74.76
Crude Oil Differentials to WTI:
Brent	4.40	4.22	4.60	5.18
WCS (heavy sour)	(12.53)	(13.36)	(14.66)	(16.54)
Condensate	(0.66)	(0.43)	(0.76)	(0.15)
Midland Cushing	1.08	0.93	1.31	1.22
NYMEX Crack Spreads:
Gasoline	27.48	35.64	25.07	32.72
Heating Oil	24.67	28.91	30.62	37.92
NYMEX 2-1-1 Crack Spread	26.07	32.27	27.85	35.32
PADD II Group 3 Product Basis:
Gasoline	(10.61)	(4.24)	(10.33)	(4.01)
Ultra-Low Sulfur Diesel	(3.89)	3.76	(7.04)	(0.44)
PADD II Group 3 Product Crack Spread:
Gasoline	16.87	31.40	14.74	28.71
Ultra-Low Sulfur Diesel	20.78	32.66	23.59	37.48
PADD II Group 3 2-1-1	18.83	32.03	19.17	33.10

Nitrogen Fertilizer Segment

Ammonia Utilization Rates (1)

	Three Months Ended June 30,		Six Months Ended June 30,
(percent of capacity utilization)	2024	2023	2024	2023
Consolidated	102%	100%	96%	103%

(1)Reflects our ammonia utilization rates on a consolidated basis. Utilization is an important measure used by management to assess operational output at each of CVR Partners’ facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization for the three and six months ended June 30, 2024 and 2023 and take into account the impact of our current turnaround cycles on any specific period. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Consolidated sales volumes (thousand tons):
Ammonia	43	79	113	121
UAN	330	329	614	688

Consolidated product pricing at gate (dollars per ton):(1)
Ammonia	$520	$707	$525	$770
UAN	268	316	268	390

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	221	219	414	442
Ammonia (net available for sale) (2)	69	70	130	132
UAN	337	339	643	705

Feedstock:
Petroleum coke used in production (thousands of tons)	133	124	261	255
Petroleum coke used in production (dollars per ton)	$62.96	$73.91	$69.21	$75.62
Natural gas used in production (thousands of MMBtus) (3)	2,213	2,194	4,361	4,296
Natural gas used in production (dollars per MMBtu) (3)	$1.93	$2.35	$2.51	$4.02
Natural gas in cost of materials and other (thousands of MMBtus) (3)	1,855	2,403	3,620	3,718
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$1.85	$4.11	$2.65	$5.41

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Ammonia — Southern plains (dollars per ton)	$500	$435	$520	$586
Ammonia — Corn belt (dollars per ton)	547	472	560	682
UAN — Corn belt (dollars per ton)	275	298	276	335

Natural gas NYMEX (dollars per MMBtu)	$2.32	$2.33	$2.21	$2.54

Q3 2024 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for our Nitrogen Fertilizer Segment for the third quarter of 2024. See “Forward-Looking Statements” above.

	Q3 2024
	Low	High
Petroleum
Total throughput (bpd)	200,000	215,000
Direct operating expenses (in millions) (1)	$95	$105
Turnaround (2)	6	8

Renewables (3)
Total throughput (in millions of gallons)	17	22
Direct operating expenses (in millions) (1)	$8	$11

Nitrogen Fertilizer
Ammonia utilization rates
Consolidated	95%	100%
Coffeyville Fertilizer Facility	95%	100%
East Dubuque Fertilizer Facility	95%	100%
Direct operating expenses (in millions) (1)	$53	$58

Capital Expenditures (in millions) (2)
Petroleum	$35	$40
Renewables (3)	2	4
Nitrogen Fertilizer	10	15
Other	3	5
Total capital expenditures	$50	$64

(1)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and inventory valuation impacts.
(2)Turnaround and capital expenditures are disclosed on an accrual basis.
(3)Renewables reflects spending on the Wynnewood renewable diesel unit project. As of June 30, 2024, Renewables does not meet the definition of a reportable segment as defined under Accounting Standards Codification 280.

Non-GAAP Reconciliations

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Net income	$38	$168	$128	$427
Interest expense, net	19	16	39	32
Income tax (benefit) expense	(26)	44	(10)	101
Depreciation and amortization	72	72	149	141
EBITDA	103	300	306	701
Adjustments:
Revaluation of RFS liability, unfavorable (favorable)	—	2	(91)	(54)
Unrealized (gain) loss on derivatives, net	(17)	19	7	(13)
Inventory valuation impacts, unfavorable (favorable)	1	26	(36)	46
Adjusted EBITDA	$87	$347	$186	$680

Reconciliation of Basic and Diluted Earnings per Share to Adjusted Earnings per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Basic and diluted earnings per share	$0.21	$1.29	$1.02	$3.23
Adjustments: (1)
Revaluation of RFS liability, unfavorable (favorable)	—	0.01	(0.68)	(0.40)
Unrealized (gain) loss on derivatives, net	(0.13)	0.14	0.05	(0.10)
Inventory valuation impacts, unfavorable (favorable)	0.01	0.20	(0.27)	0.35
Adjusted earnings per share	$0.09	$1.64	$0.12	$3.08

(1)Amounts are shown after-tax, using the Company’s marginal tax rate, and are presented on a per share basis using the weighted average shares outstanding for each period.

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$81	$367	$258	$614
Less:
Capital expenditures	(43)	(55)	(90)	(100)
Capitalized turnaround expenditures	(32)	(42)	(44)	(50)
Return of equity method investment	1	1	4	20
Free cash flow	$7	$271	$128	$484

Reconciliation of Petroleum Segment Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Petroleum net income	$18	$194	$145	$453
Interest income, net	(5)	(19)	(10)	(39)
Depreciation and amortization	43	45	92	91
Petroleum EBITDA	56	220	227	505
Adjustments:
Revaluation of RFS liability, unfavorable (favorable)	—	2	(91)	(54)
Unrealized (gain) loss on derivatives, net	(17)	15	7	(16)
Inventory valuation impacts, (favorable) unfavorable (1)	(2)	21	(39)	33
Petroleum Adjusted EBITDA	$37	$258	$104	$468

Reconciliation of Petroleum Segment Gross Profit to Refining Margin and Adjusted Refining Margin

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Net sales	$1,795	$2,000	$3,517	$3,993
Less:
Cost of materials and other	(1,610)	(1,667)	(3,041)	(3,249)
Direct operating expenses (exclusive of depreciation and amortization)	(118)	(100)	(221)	(204)
Depreciation and amortization	(43)	(45)	(92)	(91)
Gross profit	24	188	163	449
Add:
Direct operating expenses (exclusive of depreciation and amortization)	118	100	221	204
Depreciation and amortization	43	45	92	91
Refining margin	185	333	476	744
Adjustments:
Revaluation of RFS liability, unfavorable (favorable)	—	2	(91)	(54)
Unrealized (gain) loss on derivatives, net	(17)	15	7	(16)
Inventory valuation impacts, (favorable) unfavorable (1)	(2)	21	(39)	33
Adjusted refining margin	$166	$371	$353	$707

(1)The Petroleum Segment’s basis for determining inventory value under GAAP is First-In, First-Out (“FIFO”). Changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when crude oil prices increase and an unfavorable inventory valuation impact when crude oil prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period. In order to derive the inventory valuation impact per total throughput barrel, we utilize the total dollar figures for the inventory valuation impact and divide by the number of total throughput barrels for the period.

Reconciliation of Petroleum Segment Total Throughput Barrels and Metrics per Total Throughput Barrel

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total throughput barrels per day	186,208	201,075	190,999	198,797
Days in the period	91	91	182	181
Total throughput barrels	16,944,862	18,297,814	34,761,961	35,982,294

(in millions, except per total throughput barrel)
Refining margin	$185	$333	$476	$744
Refining margin per total throughput barrel	$10.94	$18.21	$13.68	$20.68

Adjusted refining margin	$166	$371	$353	$707
Adjusted refining margin per total throughput barrel	$9.81	$20.27	$10.15	$19.64

Direct operating expenses (exclusive of depreciation and amortization)	$118	$100	$221	$204
Direct operating expenses per total throughput barrel	$6.94	$5.46	$6.34	$5.68

Reconciliation of Nitrogen Fertilizer Segment Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Nitrogen Fertilizer net income	$26	$60	$39	$162
Interest expense, net	8	7	15	14
Depreciation and amortization	20	20	39	35
Nitrogen Fertilizer EBITDA and Adjusted EBITDA	$54	$87	$93	$211